Exhibit 10.1

618 CHURCH STREET, SUITE 500

NASHVILLE, TENNESSEE 37219

[Letterhead of Harbert Management Corporation]

TEL: 615 301 6400

FAX: 615 301 6401

Frank O’Donnell

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

Dear Dr. O’Donnell,

In consideration of the payment of $2,000,000 received last week from Accentia Biopharmaceuticals, Inc (“Accentia”), Harbinger Mezzanine Partners, L.P. (“Harbinger”) hereby agrees to forebear in requiring or demanding any additional payments of principal or interest under the Loan Agreement, dated as of August 9, 2002 by and between Teamm Pharmaceuticals, Inc and the Harbinger until the first to occur of: (i) thirty days from the date hereof; (ii) the sale of assets by Accentia or (iii) an additional borrowing by Accentia from Laurus Master Fund.

Sincerely,

/s/ John C. Harrison, VP
Harbinger Mezzanine Manager, Inc.